Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES PROVIDES HURRICANE RITA UPDATE

HOUSTON, TX, September 30, 2005 - Stage Stores, Inc. (Nasdaq: STGS) today provided an update on the number of stores still closed as a result of Hurricane Rita.

The Company reported that, as of today, all but fourteen of its affected stores had reopened for business. Of the stores that are still closed, the Company anticipates that nine will reopen in the near future as power is restored in their respective areas. The Company stated that the remaining five closed stores will require further assessment to determine their reopening timing and status. The Company noted that its next Hurricane Rita update would be provided next Thursday in conjunction with the release of its September sales results.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 543 stores located in 30 states. The Company operates under the Stage, Bealls and Palais Royal names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states. For more information about Stage Stores, visit the Company's web site at www.stagestoresinc.com.

"Safe Harbor" Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including comments regarding the Company's expectations that nine of its currently closed stores will reopen in the near future. The Company intends forward looking terminology such as "believes", "expects", "may", "will", "should", "could", "anticipates", "plans" or similar expressions

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Stage Stores Provides
Hurricane Rita Update
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to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 28, 2005, in the Company's Quarterly Reports on Form 10-Q as filed with the SEC and other factors as may periodically be described in other Company filings with the SEC.

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